Exhibit 99.1

As previously announced, U.S. Cellular will hold a teleconference May 3, 2013 at 9:30 a.m. CDT.  Listen to the live call via the Conference Calls page of teldta.com  or uscellular.com.

Contact:    Jane W. McCahon, Vice President, Corporate Relations and Corporate Secretary

                    (312) 592-5379; jane.mccahon@teldta.com

                    Julie D. Mathews, Manager, Investor Relations

                    (312) 592-5341; julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

U.S. cellular Reports first QUARTER 2013 RESULTS

U.S. Cellular to offer Apple products later this year; updates 2013 guidance

CHICAGO – May 3, 2013 – United States Cellular Corporation [NYSE:USM] reported service revenues of $996.3 million for the first quarter of 2013, versus $1,023.8 million for the comparable period one year ago. Net income attributable to U.S. Cellular shareholders and related diluted earnings per share were $4.9 million and $0.06 respectively, for the first quarter of 2013, compared to $62.5 million and $0.73, respectively, in the comparable period one year ago.

As previously announced on Nov. 7, 2012, U.S. Cellular reached a definitive agreement to sell its Chicago, St. Louis, central Illinois and three other markets (the “Divestiture Markets”) to subsidiaries of Sprint Nextel Corporation [NYSE:S] for $480 million (the “Divestiture Transaction”).  The transaction has been approved by the FCC and the closing is expected to occur in the second quarter of 2013.

“We continued to expand our 4G LTE network and encourage customers to migrate, which has helped us further increase smartphone penetration and shift more customers to 4G LTE,”  said Mary N. Dillon, U.S. Cellular president and CEO. “We added new prepaid customers through our Walmart distribution.  In our core markets, postpaid gross additions were relatively flat and elevated churn resulted in a net customer loss.

“We have a number of strategies in progress to increase loyalty and attract more customers, including our announcement today that we will begin offering Apple products later this year. By further strengthening our device portfolio, we’ll give consumers another great reason to switch to U.S. Cellular, and enable our existing customers to choose from an even wider variety of iconic smartphones, and enjoy the outstanding U.S. Cellular customer experiences they deserve. Our smartphone penetration is currently 43 percent of core market customers and growing quickly. We believe there will be strong, ongoing demand for smartphones and data products and services from our customers, and we have significant room for growth in this area.

“We’re supporting this growth by bringing 4G LTE to 87 percent of our customers in 2013, and increasing our network capacity. In our core markets, 4G LTE smartphones were 76 percent of smartphones sold in the quarter, while smartphones overall were 62 percent of devices sold. We recently launched the 4G LTE Samsung Galaxy S® 4, and we have more devices to come throughout the year. While profitability continues to be impacted by the higher subsidies for 4G LTE smartphones, our long-term strategy is to balance those costs with growth in ARPU and reduced capital expenditures for our legacy networks.

“We’re continuing to enhance and differentiate the U.S. Cellular customer experience and expand our distribution. We began offering U.S. Cellular service through select Sam’s Club locations in 14 states in April, to increase availability in new channels. To attract more small and medium business customers, we’re launching a marketing campaign this month that addresses their unique needs. We’re also focused across U.S. Cellular on simplifying our operations and processes to increase efficiency and reduce complexity and cost.”

2013 ESTIMATES

U.S. Cellular’s estimates of full-year 2013 results are shown below.  Such estimates represent U.S. Cellular’s views as of the date of filing of U.S. Cellular’s Form 10-Q for the quarter ended March 31, 2013.  Such forward‑looking statements should not be assumed to be current as of any future date.  U.S. Cellular undertakes no duty to update such information, whether as a result of new information, future events or otherwise.  There can be no assurance that final results will not differ materially from such estimated results.

2013 Estimated Results (1)
	Core Markets (2)		Divestiture Markets (2)(3)		U.S. Cellular Consolidated (2)(3)
	Previous	Current	Previous	Current	Previous	Current
(Dollars in millions)
Service revenues	$3,600 - $3,700	$3,475 - $3,575	$165 - $185	$145 - $165	$3,765 - $3,885	$3,620 - $3,740
Adjusted income before income taxes (4) (5)	$765 - $865	$560 - $660	$15 - $35	$35 - $55	$780 - $900	$595 - $715
Capital expenditures	Approx. $600	Approx. $730	—	$5	Approx. $600	Approx. $735

(1)     These estimates are based on U.S. Cellular’s current plans, which include an expansion of the multi-year deployment of 4G LTE technology which commenced in 2011; such expansion includes deployment in additional markets as well as deployment on the 850 MHz band to provide additional capacity for future growth in data usage, enable potential future 4G LTE roaming, and support the sale of Apple products.  These estimates also reflect the estimated impacts of selling Apple products and the deconsolidation of certain partnerships that will be accounted for as equity method investments effective April 3, 2013.  New developments or changing conditions (such as, but not limited to, regulatory developments, customer net growth, customer demand for data services or possible acquisitions, dispositions or exchanges) could affect U.S. Cellular’s plans and, therefore, its 2013 estimated results.

(2)     The U.S. Cellular Consolidated amounts represent GAAP financial measures and include the results of both the Core Markets and the Divestiture Markets.  The amounts for the Core Markets and Divestiture Markets represent non-GAAP financial measures.  U.S. Cellular believes that the amounts for the Core Markets and Divestiture Markets may be useful to investors and other users of its financial information in evaluating the separate results for the Core Markets.  Divestiture Markets are comprised of U.S. Cellular's Chicago, central Illinois, St. Louis and certain Indiana/Michigan/Ohio markets.  Core Markets are comprised of all other markets in which U.S. Cellular conducts business including Peoria, Rockford and certain other areas in Illinois, and in Columbia, Joplin, Jefferson City and certain other areas in Missouri.  Core Markets as defined also includes any other income or expenses due to U.S. Cellular’s direct or indirect ownership interests in other spectrum in the Divestiture Markets which was not included in the sale and other retained assets from the Divestiture Markets.

(3)     These estimates assume the Divestiture Transaction closes in the second quarter of 2013.  Actual effects could vary significantly from these estimates as a result of a change in the expected timing of the Divestiture Transaction or changes in other terms and conditions of the sale.

(4)     Adjusted income before income taxes is a non-GAAP financial measure defined as Income before income taxes, adjusted for:  Depreciation, amortization and accretion, net Gain or loss on sale of business and other exit costs (if any), and Interest expense. Adjusted income before income taxes is not a measure of financial performance under GAAP and should not be considered as an alternative to Income before income taxes as an indicator of the Company’s operating performance or as an alternative to Cash flows from operating activities, determined in accordance with GAAP, as an indicator of cash flows or as a measure of liquidity.  U.S. Cellular believes Adjusted income before income taxes is a meaningful measure of U.S. Cellular’s operating results before significant recurring non-cash charges, gains and losses and financing charges (Interest expense) in order to show operating results on a more comparable basis from period to period. U.S. Cellular does not intend to imply that any of such amounts that are excluded are non-recurring, infrequent or unusual; such amounts may occur in the future. The following tables provide a reconciliation of Income (loss) before income taxes to Adjusted income before income taxes for 2013 Estimated Results and 2012 actual results:

	2013 Estimated Results
	Core Markets (2)	Divestiture Markets (2)(3)	U.S. Cellular Consolidated (2)(3)
(Dollars in millions)
Income (loss) before income taxes (5)	($30)-$70	($215)-($195)	($245)-($125)
Depreciation, amortization and accretion expense (6)	Approx. $540	Approx. $250	Approx. $790
Interest expense	Approx. $50	—	Approx. $50
Adjusted income before income taxes	$560-$660	$35-$55	$595-$715

	U.S. Cellular Consolidated Actual Results
		Three Months Ended March 31, 2013	Year Ended December 31, 2012

Income before income taxes		$18	$205
Depreciation, amortization and accretion expense (6)		190	609
(Gain) loss on sale of business and other exit costs, net		7	21
Interest expense		11	42
Adjusted income before income taxes		$226	$877

(5)     This amount does not include any estimate for (Gain) loss on sale of business and other exit costs, net, as the timing of such amount is not readily estimable.

(6)     The 2013 estimated amounts for depreciation, amortization and accretion expense in the Divestiture Markets include approximately $185 million of incremental accelerated depreciation, amortization and accretion resulting from the Divestiture Transaction.  Actual results for the three months ended March 31, 2013 and the year ended December 31, 2012 include $38 million and $20 million, respectively, of incremental accelerated depreciation, amortization and accretion resulting from the Divestiture Transaction.

Conference Call Information

U.S. Cellular will hold a conference call on May 3, 2013 at 9:30 a.m. CDT.

▪  Access the live call on the Conference Calls page of uscellular.com  or at

       http://www.media-server.com/m/acs/1b33881ae5323e924285a4a1458e63c1.

▪  Access the call by phone at 877-407-8029 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Conference Calls page of uscellular.com. The call will be archived on the Conference Calls page of uscellular.com.

About U.S. Cellular®

United States Cellular Corporation provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to 5.7 million customers in 26 states. The Chicago-based company had 8,000 full- and part-time associates as of March 31, 2013. At the end of the year, Telephone and Data Systems, Inc. owned 85 percent of U.S. Cellular. For more information about U.S. Cellular, visit uscellular.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: impacts of the Divestiture Transaction including, but not limited to, the ability to obtain regulatory approvals, successfully complete the transaction and the financial impacts of such transaction; the ability of the company to successfully manage and grow its markets; the overall economy; competition; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded our debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets;  pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by the company. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by U.S. Cellular to furnish this press release to the Securities and Exchange Commission (“SEC”), which are incorporated by reference herein.

For more information about U.S. Cellular, visit uscellular.com.

United States Cellular Corporation
Total Markets Summary Operating Data (Unaudited)

Quarter Ended	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Retail Customers
Postpaid
Total at end of period (1)	5,060,000	5,134,000	5,175,000	5,213,000	5,261,000
Gross additions	191,000	241,000	230,000	199,000	210,000
Net additions (losses)	(74,000)	(41,000)	(38,000)	(48,000)	(38,000)
ARPU (2)	$54.85	$54.56	$54.34	$54.42	$54.00
Churn rate (3)	1.7%	1.8%	1.7%	1.6%	1.6%
Smartphone penetration (4) (5)	43.5%	41.8%	38.6%	36.8%	34.4%
Prepaid
Total at end of period	446,000	423,000	386,000	329,000	309,000
Gross additions	104,000	107,000	120,000	78,000	63,000
Net additions (losses)	23,000	37,000	57,000	20,000	4,000
ARPU (2)	$33.31	$33.56	$32.97	$33.59	$33.17
Churn rate (3)	6.2%	5.8%	5.9%	6.2%	6.4%
Total customers at end of period (1)	5,736,000	5,798,000	5,808,000	5,799,000	5,837,000
Billed ARPU (2)	$51.13	$50.94	$50.83	$50.99	$50.52
Service revenue ARPU (2)	$57.63	$58.00	$59.57	$59.05	$58.21
Smartphones sold as a percent of total devices sold	61.7%	62.9%	53.0%	51.9%	54.1%
Total population
Consolidated markets (6)	93,943,000	93,244,000	92,996,000	92,684,000	92,684,000
Consolidated operating markets (6)	47,440,000	46,966,000	46,966,000	46,966,000	46,966,000
Market penetration at end of period
Consolidated markets (7)	6.1%	6.2%	6.2%	6.3%	6.3%
Consolidated operating markets (7)	12.1%	12.3%	12.4%	12.3%	12.4%
Capital expenditures (000s)	$118,400	$253,100	$199,100	$183,200	$201,300
Total cell sites in service	8,027	8,028	7,984	7,932	7,875
Owned towers in service	4,411	4,408	4,377	4,346	4,318

United States Cellular Corporation
Core Markets Summary Operating Data (Unaudited)

Quarter Ended	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Retail Customers
Postpaid
Total at end of period (1)	4,639,000	4,672,000	4,688,000	4,708,000	4,736,000
Gross additions	184,000	218,000	204,000	176,000	182,000
Net additions (losses)	(32,000)	(16,000)	(20,000)	(28,000)	(21,000)
ARPU (2)	$54.23	$53.92	$53.68	$53.70	$53.25
Churn rate (3)	1.5%	1.7%	1.6%	1.4%	1.4%
Smartphone penetration (4) (5)	43.0%	41.1%	37.8%	36.0%	34.3%
Prepaid
Total at end of period	373,000	342,000	305,000	246,000	223,000
Gross additions	92,000	86,000	100,000	59,000	42,000
Net additions (losses)	31,000	38,000	59,000	23,000	5,000
ARPU (2)	$32.92	$33.21	$33.09	$33.37	$32.69
Churn rate (3)	5.7%	5.0%	5.0%	5.2%	5.6%
Total customers at end of period (1)	5,225,000	5,238,000	5,223,000	5,196,000	5,210,000
Billed ARPU (2)	$50.65	$50.43	$50.34	$50.43	$49.91
Service revenue ARPU (2)	$57.37	$57.90	$59.66	$59.03	$58.20
Smartphones sold as a percent of total devices sold	62.1%	62.9%	53.0%	52.0%	54.1%
Total population
Consolidated markets (6)	84,625,000	83,864,000	83,075,000	82,763,000	82,763,000
Consolidated operating markets (6)	32,422,000	31,925,000	31,590,000	31,590,000	31,590,000
Market penetration at end of period
Consolidated markets (7)	6.2%	6.2%	6.3%	6.3%	6.3%
Consolidated operating markets (7)	16.1%	16.4%	16.5%	16.4%	16.5%
Capital expenditures (000s)	$113,300	$241,400	$184,100	$163,600	$179,700
Total cell sites in service	6,277	6,292	6,251	6,199	6,146
Owned towers in service	3,846	3,847	3,818	3,787	3,761

(1)     Includes 176,000 and 168,000 postpaid customers at March 31, 2013 and 2012, respectively, related to the St. Lawrence Seaway RSA Cellular Partnership (“NY1”) and New York RSA 2 Cellular Partnership (“NY2” and, together with NY1, the “Partnerships”).

(2)     ARPU metrics are calculated by dividing a revenue base by an average number of customers by the number of months in the period.  These revenue bases and customer populations are shown below:

a.        Postpaid ARPU consists of total postpaid service revenues and postpaid customers.

b.        Prepaid ARPU consists of total prepaid service revenues and prepaid customers.

c.        Billed ARPU consists of total retail service revenues and postpaid, prepaid and reseller customers.

d.        Service revenue ARPU consists of total retail service revenues, inbound roaming and other service revenues and postpaid, prepaid and reseller customers.

(3)     Churn metrics represent the percentage of the postpaid or prepaid customers that disconnect service each month. These metrics represent the average monthly postpaid or prepaid churn rate for each respective period.

(4)     Smartphones represent wireless devices which run on an AndroidTM, BlackBerry® or Windows Mobile® operating system, excluding tablets.

(5)     Smartphone penetration is calculated by dividing postpaid smartphone customers by total postpaid customers.

(6)     Used only to calculate market penetration of consolidated markets and consolidated operating markets, respectively. See footnote (7) below.

(7)     Market penetration is calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas®.

United States Cellular Corporation
Consolidated Statement of Operations Highlights
Three Months Ended March 31,
(Unaudited, dollars and shares in thousands, except per share amounts)
			Increase (Decrease)
	2013	2012	Amount	Percent
Operating revenues
Service	$996,349	$1,023,820	$(27,471)	(3%)
Equipment sales	85,397	68,301	17,096	25%
Total operating revenues	1,081,746	1,092,121	(10,375)	(1%)

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	216,299	233,164	(16,865)	(7%)
Cost of equipment sold	241,691	187,036	54,655	29%
Selling, general and administrative	420,080	442,244	(22,164)	(5%)
Depreciation, amortization and accretion	189,845	146,685	43,160	29%
Loss on asset disposals, net	5,434	2,003	3,431	>100%
(Gain) loss on sale of business and other exit costs, net	6,931	(4,213)	11,144	>(100%)
Total operating expenses	1,080,280	1,006,919	73,361	7%

Operating income	1,466	85,202	(83,736)	(98%)

Investment and other income (expense)
Equity in earnings of unconsolidated entities	26,835	21,614	5,221	24%
Interest and dividend income	903	1,043	(140)	(13%)
Interest expense	(10,910)	(13,411)	2,501	19%
Other, net	(215)	202	(417)	>(100%)
Total investment and other income	16,613	9,448	7,165	76%

Income before income taxes	18,079	94,650	(76,571)	(81%)
Income tax expense	7,369	25,638	(18,269)	(71%)

Net income	10,710	69,012	(58,302)	(84%)
Less: Net income attributable to noncontrolling interests, net of tax	(5,796)	(6,520)	724	11%
Net income attributable to U.S. Cellular shareholders	$4,914	$62,492	$(57,578)	(92%)

Basic weighted average shares outstanding	83,838	84,570	(732)	(1%)
Basic earnings per share attributable to U.S. Cellular shareholders	$0.06	$0.74	$(0.68)	(92%)

Diluted weighted average shares outstanding	84,403	85,133	(730)	(1%)
Diluted earnings per share attributable to U.S. Cellular shareholders	$0.06	$0.73	$(0.67)	(92%)

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

ASSETS

	March 31,	December 31,
	2013	2012
Current assets
Cash and cash equivalents	$419,696	$378,358
Short-term investments	110,585	100,676
Accounts receivable from customers and others	394,701	445,220
Inventory	139,136	155,886
Income taxes receivable	2,776	1,612
Prepaid expenses	64,365	62,560
Net deferred income tax asset	36,302	35,419
Other current assets	17,111	16,745
	1,184,672	1,196,476

Assets held for sale	213,593	216,763

Investments
Licenses	1,470,944	1,456,794
Goodwill	421,743	421,743
Customer lists, net	68	102
Investments in unconsolidated entities	165,529	144,531
Long-term investments	40,142	50,305
	2,098,426	2,073,475

Property, plant and equipment
In service and under construction	7,562,931	7,478,428
Less: Accumulated depreciation	4,614,423	4,455,840
	2,948,508	3,022,588

Other assets and deferred charges	78,436	78,148

Total assets	$6,523,635	$6,587,450

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

LIABILITIES AND EQUITY

	March 31,	December 31,
	2013	2012
Current liabilities
Current portion of long-term debt	$93	$92
Accounts payable
Affiliated	8,792	10,725
Trade	281,762	310,936
Customer deposits and deferred revenues	202,209	192,113
Accrued taxes	43,357	35,834
Accrued compensation	50,698	90,418
Other current liabilities	98,657	114,881
	685,568	754,999

Liabilities held for sale	18,360	19,594

Deferred liabilities and credits
Net deferred income tax liability	857,439	849,818
Other deferred liabilities and credits	292,687	288,441

Long-term debt	878,975	878,858

Noncontrolling interests with redemption features	466	493

Equity
U.S. Cellular shareholders' equity
Series A Common and Common Shares, par value $1 per share	88,074	88,074
Additional paid-in capital	1,417,308	1,412,453
Treasury shares	(183,385)	(165,724)
Retained earnings	2,403,325	2,399,052
Total U.S. Cellular shareholders' equity	3,725,322	3,733,855

Noncontrolling interests	64,818	61,392

Total equity	3,790,140	3,795,247

Total liabilities and equity	$6,523,635	$6,587,450

United States Cellular Corporation

Schedule of Cash and Cash Equivalents and Investments

(Unaudited, dollars in thousands)

The following table presents U.S. Cellular’s cash and cash equivalents and investments at March 31, 2013 and December 31, 2012.

	March 31,	December 31,
	2013	2012

Cash and cash equivalents	$419,696	$378,358

Amounts included in short-term investments (1)(2)
Government-backed securities (3)	110,585	100,676

Amounts included in long-term investments (1)(4)
Government-backed securities (3)	40,142	50,305

Total cash and cash equivalents and investments	$570,423	$529,339

(1)     Designated as held-to-maturity investments and are recorded at amortized cost on the Consolidated Balance Sheet.

(2)     Maturities are less than twelve months from the respective balance sheet dates.

(3)     Includes U.S. treasury securities and corporate notes guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program.

(4)     Maturities are 20 months from the balance sheet date.

United States Cellular Corporation
Consolidated Statement of Cash Flows
Three Months Ended March 31,
(Unaudited, dollars in thousands)

	2013	2012
Cash flows from operating activities
Net income	$10,710	$69,012
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	189,845	146,685
Bad debts expense	16,910	13,850
Stock-based compensation expense	5,036	5,391
Deferred income taxes, net	7,048	6,283
Equity in earnings of unconsolidated entities	(26,835)	(21,614)
Distributions from unconsolidated entities	5,836	2,822
Loss on asset disposals, net	5,434	2,003
(Gain) loss on sale of business and other exit costs, net	6,931	(4,213)
Noncash interest expense	262	451
Other operating activities	250	449
Changes in assets and liabilities from operations
Accounts receivable	33,611	36,621
Inventory	16,750	(4,410)
Accounts payable - trade	4,644	(17,689)
Accounts payable - affiliate	(1,933)	2,989
Customer deposits and deferred revenues	8,862	9,512
Accrued taxes	6,175	79,765
Accrued interest	9,201	9,167
Other assets and liabilities	(75,122)	(80,107)
	223,615	256,967

Cash flows from investing activities
Cash used for additions to property, plant and equipment	(151,024)	(209,160)
Cash paid for acquisitions and licenses	(14,150)	(11,096)
Cash received from divestitures	—	49,786
Cash paid for investments	—	(10,000)
Cash received for investments	—	10,000
Other investing activities	3,654	296
	(161,520)	(170,174)

Cash flows from financing activities
Repayment of long-term debt	(61)	(12)
Common shares reissued for benefit plans, net of tax payments	123	357
Common shares repurchased	(18,425)	—
Distributions to noncontrolling interests	(2,396)	(218)
Other financing activities	2	3
	(20,757)	130

Net increase in cash and cash equivalents	41,338	86,923

Cash and cash equivalents
Beginning of period	378,358	424,155
End of period	$419,696	$511,078

United States Cellular Corporation
Financial Measures and Reconciliations
(Unaudited, dollars in thousands)

Three months ended March 31,	2013	2012

Cash flows from operating activities	$223,615	$256,967
Deduct:
Cash used for additions to property, plant and equipment	151,024	209,160
Free cash flow (1)	$72,591	$47,807

(1)     Free cash flow is defined as Cash flows from operating activities less Cash used for additions to property, plant and equipment. Free cash flow is a non-GAAP financial measure. U.S. Cellular believes that free cash flow as reported by U.S. Cellular may be useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations, after consideration of capital expenditures.